Exhibit 10.7

IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

April 5, 2006

Equity Transfer Services, Inc.
120 Adelaide Street West, Suite 420
Toronto, Ontario, M5H 4C3
Attention: Rose Vieira

RE: ASTRIS ENERGI, INC.

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) of even date herewith by and between Astris Energi, Inc. a corporation organized under the laws of the Province of Ontario, Canada (the “Company”), and the buyer set forth on Schedule I attached thereto (the “Buyer”) and that certain Share Escrow Agreement (the “Share Escrow Agreement”) of even date herewith among the Company, the Buyer and David Gonzalez, as escrow agent (the “Escrow Agent”). Pursuant to the Securities Purchase Agreement, the Company shall sell to the Buyer, and the Buyer shall purchase from the Company, convertible debentures (collectively, the “Debentures”) in the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), plus accrued interest, which are convertible into shares of the Company’s common stock, no par value (the “Common Stock”), at the Buyer’s discretion. The Company has also issued to the Buyer warrants to purchase up to 3,200,000 shares of Common Stock, at the Buyer’s discretion (the “Warrants”). These instructions relate to the following stock or proposed stock issuances or transfers:

1.
Shares of Common Stock to be issued to the Buyer upon conversion of the Debentures (“Conversion Shares”) plus the shares of Common Stock to be issued to the Buyers upon conversion of accrued interest and liquidated damages into Common Stock (the “Interest Shares”).

2.	Up to 3,200,000 shares of Common Stock to be issued to the Buyers upon exercise of the Warrants (the “Warrant Shares”).

3.	The issuance and transfer of up to 34,500,000 shares of Common Stock (the “Escrow Shares”) that may be issued to the Buyer upon an event of default as set forth in the Share Escrow Agreement.

The Conversion Shares, Warrant Shares, Interest Shares and Escrow Shares are hereinafter collectively referred to as the “Shares”.

This letter shall serve as our irrevocable authorization and direction to Equity Transfer Services, Inc. (the “Transfer Agent”) to issue the Shares to the Buyer from time to time upon delivery to the Transfer Agent of a properly completed and duly executed Treasury Direction (“Treasury Direction”) substantially in the form attached hereto as Exhibit “A”, delivered to the Transfer Agent by the Escrow Agent on behalf of the Company. Upon receipt of a Treasury Direction, the Transfer Agent shall within five (5) Trading Days thereafter issue and surrender to a common carrier for overnight delivery to the address as specified in the Treasury Direction, one or more certificates, registered in the name of the Buyer or its designees, for the number of Shares to which the Buyer shall be entitled as set forth in the Treasury Direction. For purposes hereof “Trading Day” shall mean any day on which the Nasdaq Market is open for customary trading.

The Company hereby irrevocably appoints the Escrow Agent as a duly authorized agent of the Company for the purposes of authorizing the Transfer Agent to process issuances and transfers specifically contemplated herein.

The Transfer Agent shall be entitled to rely exclusively on the Treasury Directions and shall have no liability for relying on any Treasury Direction. Any Treasury Direction shall constitute an irrevocable instruction to the Transfer Agent to process such notice or notices in accordance with the terms thereof and these Irrevocable Transfer Agent Instructions shall be the Transfer Agent’s good and sufficient authority for so doing. Such notice or notices may be transmitted to the Transfer Agent by facsimile, Federal Express overnight mail, or any other commercially reasonable method acceptable to the Transfer Agent in its sole discretion.

The Company hereby confirms to the Transfer Agent that no instructions other than as contemplated herein will be given to Transfer Agent by the Company with respect to the matters referenced herein. The Company hereby authorizes the Transfer Agent to disregard any instructions in respect of the Shares received by it from any party other than the Escrow Agent, including, without limitation, the Company.

These Irrevocable Transfer Agent Instructions shall continue in full force and effect until the Escrow Agent delivers a written notice to the Transfer Agent that:

a.	all of the Shares issuable pursuant to the Debentures, Warrant and Escrow Agreement, have been duly issued pursuant to Treasury Directions received by the Transfer Agent; or

b.
(i) any Debentures not yet converted have been fully repaid and the Buyer no longer has any rights to acquire any Conversion Shares or Interest Shares, (ii) any Warrants not yet exercised have expired and the Buyer no longer has any rights to acquire any Warrant Shares, and (iii) (1) all the conditions to the termination of the escrow period under the Share Escrow Agreement have been met, or (2) all the Escrow Shares have been issued pursuant to a Treasury Direction.

The Transfer Agent shall be fully protected in acting and relying upon any written notice, direction, instruction, order, certificate, confirmation, request, waiver, consent, receipt, statutory declaration or other paper or document (collectively referred to as “Documents”) furnished to it and signed by any person required to or entitled to execute and deliver to the Transfer Agent any such Documents in connection herewith, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which they in good faith believe to be genuine. The Transfer Agent will not have any responsibility for the genuineness or validity of any security, document or other thing deposited with it.

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In the event that counsel to the Company fails or refuses to render an opinion regarding whether the Shares may be issued without a Rule 144 legend, then the Company irrevocably and expressly authorizes counsel to the Buyer to render such opinion. The Transfer Agent shall accept and be entitled to rely on such opinion for the purposes of issuing the Shares.

The Company hereby agrees to defend and indemnify and hold harmless the Transfer Agent and its affiliates, and their respective directors, officers, employees, partners, agents and shareholders (each such person being herein referred to as an “Indemnified Person”), to the full extent lawful, from and against all losses, claims, damages, liabilities, obligations, actions, suits or proceedings at law or in equity, and any other expenses, fees, or charges of any character or nature which an Indemnified Person may incur or with which it may be threatened by reason of its complying with these Irrevocable Transfer Agent Instructions. In connection therewith, the Company agrees to indemnify the Indemnified Persons against any and all expenses, including fees of legal counsel, and costs of defending any action, suit, proceeding or resisting any claim. The Company acknowledges and agrees that Transfer Agent holds the right and benefit of the indemnity provisions hereunder in trust for and on behalf of the Indemnified Persons.

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DATED this 5th day of April, 2006

Astris Energi, Inc.

By: /s/ Anthony Durkacz
Name: Anthony Durkacz
Title: Chief Financial Officer

/s/ David Gonzalez
David Gonzalez, Esq. as Escrow Agent

EQUITY TRANSFER SERVICES, INC. By: /s/ Richard M. Barnowski Name: Richard M. Barnowski Title: President & Secretary

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Exhibit “A”

TREASURY DIRECTION

TO: EQUITY TRANSFER SERVICES INC.
120 Adelaide Street West, Suite 420
Toronto, Ontario M5H 4C3

Reference is made to the Irrevocable Transfer Agent Instructions dated April ●, 2006 issued by Astris Energi, Inc. (the “Company”). All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Irrevocable Transfer Agent Instructions.

The Escrow Agent hereby directs you, as the registrar and transfer agent for the shares of Common Stock of the Company (the “Common Shares”), as follows:

1.	to issue, countersign and register in accordance with the registration instructions set out in below definitive share certificates (“Certificates”) representing an aggregate of ● Common Shares,

NAME  ADDRESS   NO. OF COMMON SHARES

2.	[to cause such Certificates to be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”]

3. and to deliver the Certificates to the attention of the undersigned at [address].

The undersigned hereby certifies that these Common Shares have been validly allotted to the parties named, that the Company has received full consideration therefor, and that they are, therefore, fully paid and non-assessable.

A-1

This Treasury Direction is irrevocable and shall constitute your good and sufficient authority for so acting.

DATED this __ day of ______, 20__

David Gonzalez, Esq, as Escrow Agent

A-2

SCHEDULE I

BUYER

Name	Signature	Address/Facsimile Number of Buyers

Cornell Capital Partners, LP	By: Yorkville Advisors, LLC	101 Hudson Street - Suite 3700
	Its: General Partner	Jersey City, NJ 07303
Facsimile: (201) 985-8266

By:
Name: Mark Angelo
Its: Portfolio Manager